UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 3

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2012

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52381
(Commission File Number)

N/A
(IRS Employer Identification No.)

#2 34346 Manufacturers Way, Abbotsford, British Columbia, Canada V2S 7M1
(Address of principal executive offices and Zip Code)

(604) 855-4767
(Registrant’s telephone number, including area code)

Search By Headlines.com Corp.
3250 Oakland Hills Court, Fairfield, California, USA 94534
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This amendment no. 1 to our current report on Form 8-K/A is being filed to incorporate changes to the current report on Form 8-K (the “Form 8-K”) filed by us on August 1, 2012 in response to comments received from the Securities and Exchange Commission (the “SEC”) as a result of the SEC’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

General Information Regarding Forward-Looking Statements

This current report on Form 8-K is being filed by our company following the completion of our acquisition of Naked Boxer Brief Clothing Inc. (“Naked”) on July 30, 2012, pursuant to the terms of an acquisition agreement dated February 28, 2012, as a result of which we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

In connection with the closing of the acquisition agreement with Naked, we experienced a change of control, as our existing director resigned, new directors who were nominees of Naked were appointed to our board and former shareholders of Naked were issued shares that constituted 50% of our issued and outstanding shares. Additionally, as a result of the merger, Naked’s current management became our management. As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Naked as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results, audited financial statements and unaudited interim financial statements, included in this current report on Form 8-K are that of Naked rather than that of our company prior to the completion of the transactions described herein.

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors” commencing on page 7, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include: a continued downturn in international economic conditions; any adverse occurrence with respect to the development or marketing of our apparel products; any adverse occurrence with respect to any of our licensing agreements; our ability to successfully bring apparel products to market; product development or other initiatives by our competitors; fluctuations in the availability and cost of materials required to produce our products; any adverse occurrence with respect to distribution of our products; potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; and other factors beyond our control.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K, the terms “we”, “us” “our” and “Naked” mean our company, Search by Headlines.com Corp., and our wholly-owned subsidiary Naked Boxer Brief Clothing Inc., as applicable. Unless otherwise stated, “$” refers to United States dollars.

Item 2.01        Completion of Acquisition of Assets

Acquisition of Naked

On February 28, 2012, we entered into an acquisition agreement with Naked and SBH Acquisition Corp., our former subsidiary, pursuant to which we agreed to acquire all of the issued and outstanding common shares of Naked in exchange for the issuance of 13,500,000 shares of common stock in the capital of our company to Naked’s shareholders on a pro-rata basis. We also agreed that each outstanding warrant to purchase shares of Naked would be converted into warrants entitling the holder to purchase such number of shares of our common stock as is equal to the number of shares of Naked that would have been issuable on exercise of the Naked warrants, multiplied by the exchange ratio of shares of our common stock to be issued in exchange for shares of Naked, at a price of $0.75 per share until July 30, 2014. We also adopted a stock option plan which provides for the grant of stock options to acquire an aggregate of 5,400,000 shares of our common stock, and granted an aggregate of 1,285,000 stock options under such plan effective July 30, 2012, of which 1,000,000 options were issued to directors and officers of our company and 285,000 were issued to consultants.

To facilitate the transaction, Naked agreed to: (i) continue from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada and (ii) merge with our subsidiary, SBH Acquisition Corp., with Naked remaining as the surviving corporation. The continuation of Naked from Canada to the State of Nevada was completed on July 27, 2012. As part of the continuation, all classes of shares of Naked, including the Class C, D, E and F common shares, were converted into one class of common shares of the Nevada corporation. The merger of Naked and SBH Acquisition Corp. was completed on July 30, 2012. As a result of the foregoing, Naked Boxer Brief Clothing Inc. became a wholly-owned subsidiary of our company.

In connection with the closing of the acquisition agreement, we issued an aggregate of 13,500,000 shares to 44 Naked shareholders and an aggregate of 214,506 warrants to three Naked warrantholders, all of whom were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

As a result of the closing of the acquisition agreement, we expect to change our name from “Search by Headlines.com Corp.” to “Naked Brand Group Inc.” at a future date. When that happens, we intend to apply for a new quotation symbol to reflect our new name.

A copy of the acquisition agreement was filed as Exhibit 10.1 to our current report on Form 8-K that was filed with the Securities and Exchange Commission on March 1, 2012 and is incorporated herein by reference.

Related Financings

In connection with the closing of the acquisition agreement, on June 29, 2012, we completed a non-brokered private placement, pursuant to which we issued an aggregate of 1,610,000 shares at a price of $0.05 per share for gross proceeds of $80,500. The shares were issued to one U.S. person, who was an “accredited investor”, pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, and six non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Further, in connection with the closing of the acquisition agreement, on July 30, 2012, we completed a non-brokered private placement, pursuant to which we issued 2,880,000 shares at a price of $0.25 per share for gross proceeds of $720,000. The shares were issued to one U.S. person, who was an “accredited investor”, pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, and twelve non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Loans to Naked

Prior to the closing of the acquisition agreement, between January 17, 2012 and July 30, 2012, we provided loan advances in the aggregate principal amount of $375,000 to Naked for working capital purposes pursuant to the terms of a loan agreement dated January 17, 2012, as amended. The loan advances were initially intended to have a maturity date of May 31, 2012. Subsequent to the entry into the loan agreement, we determined to extend the loan maturity date to September 28, 2012. We obtained the funds for the loan advances to Naked from several individuals. The advances to our company were received on the same dates as the advances were made to Naked. In connection with the closing of the acquisition agreement, the principal amount of the loan and the accrued interest thereon were eliminated upon consolidation.

Change of Officers and Directors

Upon the closing of the acquisition agreement, our board of directors appointed Joel Primus and Alex McAulay as directors of our company and James Geiskopf resigned as a director of our company. Effective as of the closing of the agreement, Mr. Geiskopf also resigned as president, secretary and treasurer of our company and our board of directors appointed Joel Primus as the president and chief executive officer of our company and Alex McAulay as the chief financial officer, secretary and treasurer of our company.

Pooling Agreements

In connection with the closing, former holders of 95.1% of the outstanding shares of Naked prior to completion of the acquisition entered into pooling agreements with our company and a trustee pursuant to which such shareholders agreed to deposit their respective shares of our common stock that they received upon completion of the acquisition with the trustee, to be released in accordance with the terms of the pooling agreements. The pooling agreements provide, among other things, that 25% of the shares will be released 90 days after the one year anniversary of the closing of the merger and then 25% will be released each 90 days thereafter. The pooling agreements also provide that the holders of shares that are subject to the pooling agreements will not vote to effect a reverse split of the shares of our common stock without the consent of a special resolution of the holders of all outstanding shares of our common stock, except in the event of failure of our business or in the event that we are unable to raise financing due to our capitalization structure, as determined by a professional financier acting reasonably. The shares subject to pooling agreements are not subject to forfeiture and are released solely due to the passage of time.

Except for the acquisition agreement and the transactions contemplated by that agreement, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the acquisition agreement, or associates of such directors and officers, had any material relationship with Naked or any of the shareholders of Naked prior to the transactions described above.

The securities of our company that were issued to the shareholders and warrantholders of Naked upon the closing of the acquisition agreement and to subscribers to the related financings have not been and will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of Naked as a reverse recapitalization for accounting purposes. As we were a shell company prior to completion of the transactions described above, this current report includes audited annual financial statements of Naked for the two years ended January 31, 2012 and unaudited interim financial statements for the three months ended April 30, 2012 and 2011.

DESCRIPTION OF THE BUSINESS

General Development of the Business

Our principal executive offices are located at #2 34346 Manufacturers Way, Abbotsford, British Columbia V2S 7M1, and our telephone number is (604) 855-4767. Our common stock is quoted on the OTCQB under the symbol “SBHL”.

We were incorporated in the State of Nevada on May 17, 2005. Following incorporation, we commenced the business of marketing websites and accessories throughout North America. However, as we were not successful in developing our business marketing websites and accessories prior to the entry into the acquisition agreement and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our shareholders.

In Search of Solutions Productions Inc. was incorporated under the federal laws of Canada on May 21, 2009. On May 17, 2010, it changed its corporate name to Naked Boxer Brief Clothing Inc. Naked commenced business operations in September 2010. Effective July 27, 2012, pursuant to the terms of the acquisition agreement, Naked continued to the State of Nevada, and merged with our former subsidiary, SBH Acquisition Corp., on July 30, 2012, becoming a wholly-owned subsidiary of our company.

Description of the Business

Overview

As of the closing of the acquisition agreement, we are engaged in the business of design, production and sales of undergarments. We were founded in 2010 by Joel Primus after he was inspired to create a seamless fitting luxury boxer brief while filming a documentary in South America.

We operate from Abbotsford, British Columbia, Canada and manufacture and sell direct and wholesale undergarments to consumers and retailers under the brand name Naked®. Our core philosophy is to create products that make people feel sexy and good about themselves, while also making them feel like they are wearing nothing at all. Our goal is to create a new standard for how undergarments should fit, feel and function. With limited reliance on marketing campaigns, our products are now sold at 114 premier fashion stores in North American, primarily in Canada and on the west coast of the United States, including Holt Renfrew.

Principal Products

We currently offer a variety of male undergarments, including traditional boxers, briefs, boxer briefs, undershirts, t-shirts, tank tops and lounge pants. We also intend to launch a swim collection and a women’s collection in 2013.

All of our products are currently made of one of two primary materials, MicroModal fabric or Microfiber fabric. The only material difference between the MicroModal and the Microfiber lines is the underlying composition of the fabric. MicroModal is wood-based and Microfiber is nylon-based. Our complete underwear line is produced in both MicroModal and Microfiber, while our undershirts are only produced in MicroModal.

Production

While our products are currently primarily cut and sewn in Vancouver, Canada, we intend to move portions of our production in 2012 to Los Angeles, California, Turkey or other locations, which may include Morocco, China or Central or South America. We expect that by 2013, all of our production will be made outside of Canada. However, in the event that we determine to enter Asian markets, we may return to Canadian manufacturing as we believe that “Canadian made” products are in high demand in Asia.

Our Market

Our products are currently targeted at men who are fashion conscious and care about innovation and contemporary design, but also care about comfort, quality and fit when purchasing undergarments. We aim to provide an affordable luxury product for the affluent and aspirational customer that enjoys the qualities of a premium undergarment at a price they feel delivers excellent value.

Sources and Availability of Raw Materials

Raw materials, which include fabric and accessories, are sourced from all over the world, with the majority of our fabrics currently being imported from Italy. During the current fiscal year, we intend to shift our primary raw materials from over-the-counter Italian fabrics to fabrics that we produce ourselves, which are exclusive to our company. By producing our own fabrics, we believe that we can potentially increase margins through the removal of third party sales fees. We are currently reliant on a small number of principal suppliers of fabric in the short-term but are working toward producing the fabric ourselves.

Key Customers

In 2012 and 2011, sales were heavily concentrated, with our only major department store, Holt Renfrew. which, in 2012, accounted for 22.8% (2011: 42.5%) of our sales. As such, our relationship with Holt Renfrew is currently of key importance to our company and our business and results of operations would be materially adversely affected if this relationship ceased. We have also received a purchase order to have our products placed in 40 Nordstrom stores in the United States, beginning in November 2012. We do not have any agreements in place that would suggest any ongoing commitment by Holt Renfrew or Nordstrom to sell our products in the future.

The material terms and conditions of the purchase order with Nordstrom are as follows:

  Nordstrom can refuse shipment if (i) shipments are not made in accordance with the dates on the purchase order; (ii) shipments are not made in the exact amounts of the purchase order; (iii) products are not as specified in the purchase order; and (iv) shipments are not made in accordance with Nordstrom’s policies and guidelines;

  Nordstrom is entitled to the lowest prices and most favourable terms that our company offers to other retailers;

  Nordstrom can refuse or cancel a shipment if its business is interrupted by events or circumstances beyond its reasonable control; and

  amounts due under a purchase order become due 45 days after receipt of goods.

The material terms and conditions of the purchase order with Holt Renfrew are as follows:

  Holt Renfrew may cancel any purchase order that is not shipped complete by any specified date;

  purchase orders are automatically cancelled if not shipped by a specified date; and

  all shipping expenses for incomplete orders will be paid by our company.

Direct to Consumer

Our business also incorporates a direct to consumer component as all of our products are available for sale on our e-commerce website. We expect direct to consumer to become an increasingly significant part of our business as our brand awareness increases in North America and internationally. We believe that the availability of online sales is convenient for our customers and enhances the image of our brand, making our brand and products more accessible in more markets than in brick and mortar stores alone.

Marketing

We expect to significantly increase our marketing expenses in the current fiscal year, particularly in connection with some of our major sales contracts, described above under the heading “Key Customers”.

Competition

Underwear is a very competitive market with several high profile undergarment manufacturers such as Calvin Klein and Armani. We believe there are currently 70 to 80 competitors in our market sector. The market includes increasing competition from established companies who are expanding their production and marketing of undergarments, as well as frequent new entrants to the market. We are in direct competition with such companies. Competition is principally on the basis of brand image and recognition, as well as product quality, innovation, style, distribution and price. To date, we believe that Naked has performed very well against competition as a result of our branding strategy and the quality of our products. The products we have introduced to market and the products we plan to introduce come in at a high value point, which means retailing a high quality product at a lower price than our competitors’ comparable products, which has allowed us to penetrate the market successfully. Our high value point is established by using high quality fabrics and retailing the products at prices lower than our competitors’ comparable products. We base this determination on the gauge of the machines producing the fabrics (i.e. the thread count), which we believe is a strong indicator of the quality of fabrics.

Our competitive advantages include promoting that our products make you feel like you are wearing nothing at all, which leverages off of our registered brand name and retailing high quality products at a lower price than competitors’ comparable products. However, many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can.

Intellectual Property

We believe that our intellectual property is a critical component of our business success. We currently own four trademarks in Canada and one trademark in the United States. We expect to incur significant expenses for intellectual property applications in key international markets in the current fiscal year.

Employees

We currently employ five full-time and total employees, all of which are employed in Canada. None of our employees are currently covered by a collective bargaining agreement. We have had no labour-related work stoppages and we believe our relations with our employees are excellent.

Seasonality of Business

Our business is affected by the general seasonal trends common to the retail apparel industry. We expect that our annual net sales will be higher during the fourth quarter in connection with the holiday season, while our operating expenses will be more equally distributed throughout the year. This seasonality may adversely affect our business and cause our results of operations to fluctuate.

RISK FACTORS

Risks Related To Our Business

We have a limited operating history which makes it difficult to evaluate our company or future operations.

Naked commenced operations in 2010. Since beginning operations, we have generated limited total revenues. For the year ended January 31, 2012, our revenues were $193,505 (2011: $82,444). As a relatively new company, we are subject to many risks associated with the initial organization, financing, expenditures and impediments inherent in a new business. Potential investors should evaluate an investment in our company in light of the obstacles that may be encountered by a start-up company in a competitive market.

Our limited operating experience and limited brand recognition in new international markets may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to an extent, on our international expansion efforts. We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in any new market. We may also encounter difficulty expanding into new international markets because of limited brand recognition leading to delayed acceptance of our undergarments by customers in these new international markets. Our failure to develop new international markets or disappointing growth outside of existing markets will harm our business and results of operations.

Our auditors’ opinion on our January 31, 2012 financial statements includes an explanatory paragraph regarding there being substantial doubt about our ability to continue as a going concern.

For the year ended January 31, 2012, we incurred a net loss of $550,484. We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern, as described by our auditors with respect to the financial statements for the year ended January 31, 2012. Our future operating capital depends on our revenues and ability to raise capital through equity investments. Future equity investments will be dilutive to existing shareholders and the terms of securities issued may be more favorable for new investors. Further, in obtaining further equity investments, we may incur substantial costs including investment banking fees, legal fees and accounting fees. Our business operations may fail if our actual cash requirements exceed our estimates and we are not able to obtain further financing. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

Our success depends on our ability to maintain the value and reputation of our brand.

Our success depends on the value and reputation of the Naked brand. The Naked name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. We rely on social media as one of our marketing strategies to have a positive impact on both our brand value and reputation. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed, which could have a material adverse effect on our financial condition.

An economic downturn or economic uncertainty in our key markets may adversely affect consumer discretionary spending and demand for our products.

Many of our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in Canada and the United States, and other factors such as consumer confidence in future economic conditions, fears of recession, the availability of consumer credit, levels of unemployment, tax rates and the cost of consumer credit. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. The current volatility in the United States economy in particular has resulted in an overall slowing in growth in the retail sector because of decreased consumer spending, which may remain depressed for the foreseeable future. These unfavorable economic conditions may lead consumers to delay or reduce purchase of our products. Consumer demand for our products may not reach our sales targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.

Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to significant pressure on pricing and costs caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products and changes in consumer demand. These factors may cause us to experience increased costs, reduce our sales prices to consumers or experience reduced sales in response to increased prices, any of which could have a material adverse effect on our financial conditions, operating results and cash flows.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new products in a timely manner or our new products are not accepted by our customers, our competitors may introduce similar products in a more timely fashion. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could have a material adverse effect on our financial condition.

Our results of operations could be materially harmed if we are unable to accurately forecast customer demand for our products.

To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in customer demand for our products or for products of our competitors, our failure to accurately forecast customer acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast customer demand we may experience excess inventory levels or a shortage of products available for sale in our stores or for delivery to guests. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our results of operations and could impair the strength and exclusivity of our brand. Conversely, if we underestimate customer demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and customer relationships.

The fluctuating cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.

The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.

We rely on third-party suppliers to provide fabrics for and to produce our products, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials for them and rely instead on third-party suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier manufacturer, we may be unable to locate additional suppliers of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from other participants in our supply chain. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term. We have occasionally received, and may in the future continue to receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if defects in the manufacture of our products are not discovered until after such products are purchased by our guests, our guests could lose confidence in the technical attributes of our products and our results of operations could suffer and our business could be harmed.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.

The market for undergarments is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of undergarments, including large, diversified companies with substantial market share and strong worldwide brand recognition, such as Calvin Klein and Armani. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. In contrast to our “grassroots” marketing approach, many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we do by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.

Any material disruption of our information systems could disrupt our business and reduce our sales.

We are increasingly dependent on information systems to operate our e-commerce website, process transactions, respond to customer inquiries, manage inventory, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. Any material disruption or slowdown of our systems, including a disruption or slowdown caused by our failure to successfully upgrade our systems, system failures, viruses or other causes, could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of merchandise to our customers or lost sales, which could reduce demand for our merchandise and cause our sales to decline. If changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose customers.

Our fabrics and manufacturing technology are not patented and can be imitated by our competitors.

The intellectual property rights in the technology, fabrics and processes used to manufacture our products are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we currently own no patents or exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.

Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.

We currently rely on trademarks, as well as confidentiality procedures, to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our intellectual property rights will be adequate to prevent infringement of such rights by others, including imitation of our products and misappropriation of our brand. In addition, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States or Canada, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished and our competitive position may suffer.

Our future success is substantially dependent on the continued service of our senior management.

Our future success is substantially dependent on the continued service of our senior management and other key employees. The loss of the services of our senior management or other key employees could make it more difficult to successfully operate our business and achieve our business goals. We also may be unable to retain existing personnel that are critical to our success, which could result in harm to our customer and employee relationships, loss of key information, expertise or know-how and unanticipated recruitment and training costs.

Because a significant portion of our sales are generated in Canada, fluctuations in foreign currency exchange rates have negatively affected our results of operations and may continue to do so in the future.

The reporting currency for our consolidated financial statements is the U.S. dollar. In the future, we expect to continue to derive a significant portion of our net revenue and incur a significant portion of our operating costs in Canada, and changes in exchange rates between the Canadian dollar and the U.S. dollar may have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar. Because we recognize net revenue from sales in Canada in Canadian dollars, if the Canadian dollar weakens against the U.S. dollar it would have a negative impact on our Canadian operating results upon translation of those results into U.S. dollars for the purposes of consolidation. The exchange rate of the Canadian dollar against the U.S. dollar has been relatively consistent in the last twelve months and our results of operations have benefited from the strength in the Canadian dollar. If the Canadian dollar were to weaken significantly relative to the U.S. dollar, our net revenue would decline and our income from operations and net income could be adversely affected. We have not historically engaged in hedging transactions and do not currently contemplate engaging in hedging transactions to mitigate foreign exchange risks. As we continue to recognize gains and losses in foreign currency transactions, depending upon changes in future currency rates, such gains or losses could have a significant, and potentially adverse, effect on our results of operations.

Our ability to source our merchandise profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.

The United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition and results of operations.

Risk Related to our Stock and Public Reporting Requirements

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 100,000,000 shares of common stock, of which 27,000,000 shares are issued and outstanding as of July 30, 2012. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our shareholders to resell their shares.

Our common stock is quoted on the OTCQB quotation system. Trading in stock quoted on the OTCQB Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the NYSE. Accordingly, shareholders may have difficulty reselling any of their shares.

A decline in the price of our common stock could affect our ability to raise further working capital, may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and such other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements of Naked and the related notes included herein. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

Overview

We were incorporated in the State of Nevada on May 17, 2005. Following incorporation, we commenced the business of marketing websites and accessories throughout North America. However, as we were not successful in developing our business marketing websites and accessories prior to the entry into the acquisition agreement with Naked, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our shareholders. As a result, on July 30, 2012, we completed the acquisition of Naked Boxer Brief Clothing Inc. pursuant to the terms of the acquisition agreement.

Because the operations and assets of Naked represent our entire business and operations as of the closing date of the acquisition agreement, our management’s discussion and analysis is based on Naked’s operations. Naked was incorporated under the federal laws of Canada on May 21, 2009 and continued to the State of Nevada effective July 27, 2012.

Naked commenced business operations on February 1, 2010 and our first revenues were realized commencing in September, 2010. We operate out of Abbotsford, British Columbia, Canada and manufacture and sell direct and wholesale men’s undergarments in Canada to consumers and retailers.

Our financial statements contained herein are stated in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Operational Periods

As stated above, operations actually commenced at the beginning of February, 2010 with our first sales being realized in September, 2010. We have not discussed or attributed variations between the results of operations for the five month period when sales began and operations prior to sales because of the misleading effect it would create for readers as a result of considering the period on a prorated or stub period.

We released new products only during the third and fourth quarters of 2011 and 2012 and generated only $70,289 in sales over a period of seven months between February and August, 2011(approx. $10,000 per month) versus $123,216 between September, 2011 and January, 2012 (approx. $24,643 per month). On a comparative basis, we had sales for four and a half months between September, 2010 and January, 2011 and generated $82,444 in sales (approx. $18,000 per month) which lends further support to the strength of the five month period. There were no sales for the corresponding period of February to August, 2010.

Had we started shipping and had revenues during February to August of 2010, we would only have had minimal sales because the nature of our first product line was that it was very gift orientated and came in a packaging that was well suited and popular for the Christmas season. It is our opinion that we would have likely only added five to seven stores during the first and second quarter of fiscal 2011 and had to have an infrastructure of staff that would have led to an even more significant loss during the period that would not act as a strong comparison for the following fiscal year. Should we make an attempt at extrapolating and discussing the results on a prorated/stub period basis, the results could be skewed in a way that would misrepresent expected results and comparison between the period of 2011 and 2012 because the results during the third and fourth quarters of our fiscal year are generally our best results, so it would result in large overstatement of expected income by suggesting our third and fourth quarters in 2011 would generate equivalent income or growth in the first or second quarters of 2012.

Thus, it is management’s opinion that the revenues realized during the five month period ending January 31, 2011 strongly reflect the results of operations for the entire fiscal year.

Revenue

Years Ended January 31, 2012 and 2011

Total revenue for the year ended January 31, 2012 grew by 134% over the same period in the prior year to $193,505 (January 31, 2011: $82,444). Our customers include end use consumers, primarily through our online store and retail stores. Online sales accounted for approximately 7% of total revenues ($14,368) in 2012 and 4% of total revenues ($3,899) in 2011.

The increase in revenues from 2012 over 2011 is attributable to all areas including increased volumes, a growing customer base and an increase in prices with our new product line. During 2012, we shipped 10,500 units of merchandise to 98 retail stores as compared to 4,800 units to 38 stores in 2011. 26% of unit sales during the year were attributable to our new MicroModal line, which only shipped at the end of the third quarter of 2012 and accounted for 36% of sales revenue. As we introduce cotton to our product mix, we plan to increase prices for these products and push them into a more premium market, so the cotton line does not cannibalize the MicroModal line.

During 2012, 78% of our revenues were derived from Canadian sales and 22% were derived from United States sales. During 2011, all of our revenues were derived in Canada. The increase in revenues attributable to the United States is a result of marketing efforts focused on the United States in an effort to penetrate that market through product placement in major US department stores and lingerie stores. We expect revenues to continue to grow in both the Canadian and US market as our marketing efforts continue through both online advertising and through our employee sales networks and our retail network. We employ sales staff in Abbotsford, British Columbia, and contract sales agents in the United States and Canada to market our product to our current and targeted customers.

We operate in the apparel industry which is subject to seasonality of buying which can affect revenue and cash flows. There are generally two distinct buying seasons in the apparel industry which apply to us, Fall/Winter season, which falls into the third and fourth quarters of our fiscal year and Spring/Summer season, which falls into the first and second quarters of our fiscal year, with some potential shipments at the end of the last quarter. From an analysis perspective as discussed under the heading “Operational Periods”, revenue has been generated in quarters three and four for our fiscal year, which would align with the Fall/Winter buying season; however, the strongest revenues arising from those periods are not from seasonal buying, but rather the release of new products which is our largest growth mechanism. As a result of significant growth and changes to our business with the planned introductions of t-shirts for the Spring/Summer season, the historical introduction of new product lines in the Fall/Winter could potentially have a reduced effect. Furthermore, with limited operating history it is difficult to anticipate that this will be consistent moving forward or that we may see a more enhanced seasonality effect for end consumers buying our products for the holiday season. Thus, historical quarterly operating trends may not be indicative of future performance because of new product development cycle changes and continued sales growth.

Three Months Ended April 30, 2012 and 2011

During the first quarter of 2013, the mix between MicroModal and Microfiber shifted back as first time orders of MicroModal shipped decreased as compared to previous periods. In comparison to the same period in 2011, Microfiber gross revenue declined from $29,609 to $17,583, however we shipped white units of the Microfiber product for the first time to all of our boutique accounts. Revenues from our first product, being the Microfiber line, remained unchanged year over year.

Sales during the quarter did not increase due to cash restrictions on the purchase of inventory. Upon available cash reserves, inventory was ordered and arrived late in the quarter and $11,927 of goods were shipped but not received by the customer during the period (2011: $313).

Gross Profit and Cost of Sales

Years Ended January 31, 2012 and 2011

Due to the current size of our company, each production run to create product has a significant impact on gross profit margin. Actual gross profit margin was 47% in 2011 and 25% in 2012.

In 2011, production timelines shortened due to unforeseen circumstances around a major purchase order and a port strike. In order to complete in a timely manner, costs were not obtained at the target price due to rushed production and shipping. In addition, there were delays from suppliers and the port strike in the inbound port in Canada that delayed our black color production, which pushed the margin down lower due to the requirement to rush a small order to ship at committed dates for the black underwear. All white underwear came in late with a major purchase order from our largest customer which caused us to air ship fabric from a supplier and increased premiums for faster turnaround times. Shipping costs exceeded revenue mostly during the holiday season. Management is reviewing policies in this area so that costs are recovered. A positive contribution to gross margin occurred from house accounts that were obtained where Naked does not have to pay out any commission.

In 2012, we had to sacrifice margins in order to grow our overall sales to build up production capacity. During 2011, early projections from sales staff influenced a decision to manufacture 20,000 units of underwear, which significantly lowered costs of production and allowed us to achieve production margins of 54% before commissions and net shipping and handling fees. During 2012, we had to produce lower numbers of units due to cash restrictions along with higher costs of production for a new line which reduced our production margin to 41%. Without the introduction of the new line, margins would have maintained at 47%.

Other significant factors that affected our margins included a 5.8% decrease due to discounting which was associated with product stands in stores and online discounting to sell through discounted inventory. This is expected to continue in connection with the release of new point of purchase displays associated with minimum orders. Commission continued to have a 4% decrease on margins. Agents are paid 10% for sales, so this is a strong indication of our strength in obtaining house accounts. This number is expected to decrease even further in fiscal year 2013. Additionally, shipping costs exceeded recovered income for the fiscal 2012 year, which accounted for a 6% decrease in margin. This is attributed to entry into the US market where we were not able to charge shipping income equivalents to the cost of shipping because of competitive pressures. Management expects this to reverse for 2013, as the company adjusts rates and outsources shipping in the US. In the first quarter of the 2013 fiscal year, this trend did reverse, causing a 4% positive contribution to margin.

Three Months Ended April 30, 2012 and 2011

The three months ended April 2012 resulted in margins of 62%. Results were higher than targets due to a write-down on one product line in the fourth quarter of fiscal 2012. The write-down occurred because management chose to sell the line at costs equal to $2.48, but in the three months ended April 30, 2012, after receiving competitive offers for the inventory, we were able to sell the product above the revaluation of $2.48, which resulted in higher than expected margins of 62%.

Operating Expenses

We operate out of Abbotsford, British Columbia. All of our operating expenses are incurred in Canadian dollars and consist mostly of salaries and wages, occupancy costs and sales and marketing expenses.

Years Ended January 31, 2012 and 2011

Operating expenses for the year ended January 31, 2012 increased by $429,726, or 261% over the prior year to $589,858 (2011: $160,132). Of this increase, $260,030 was attributable to increased management fees paid in the form of share issuances as part of our compensation strategy to management and advisors of the company. Joel Primus, our president and chief executive officer, was granted 1,641,620 Series E common shares of Naked as part of an incentive-based compensation package. Consequently, $165,754 for this award is included in compensation expense in the financial statements for the year ended January 31, 2012. Alex McAulay, our chief financial officer, secretary and treasurer, was granted 517,064 Series E common shares as part of the aforementioned package. As a result, $52,208 for this award is included in compensation expense in the financial statements for the year ended January 31, 2012. In addition, another advisor to the company was granted 234,517 Series E common shares as part of this package. As a result, $23,679 for this award was included in compensation expense in the financial statements for the year ended January 31, 2012.

Marketing expenses were $75,804 during 2012 as compared to $47,250 during 2011, an increase of 60%. This increase in marketing expenses is reflective of our efforts focused on increasing market penetration in both Canada and the United States and consisted of traditional print advertising and promotional material, online advertising and sample giveaways. We expect our marketing costs to remain high as we continue to increase our presence in the United States through sales agents, tradeshows and online advertising. We expect that this will result in increased revenues and, subsequent to January 31, 2012, we received an order from a major department store in the US, which will be shipped in October, 2012.

Other operating expense increases were attributable to increases in product development costs ($16,530), office ($8,352), occupancy costs ($17,845), and professional fees ($16,078) as a result of 2012 being our first full year of operations and a general increase in business activity.

Three Months Ended April 30, 2012 and 2011

Operating expenses for the quarter increased year over year for the same period as we increased our efforts to develop product and materials to increase our marketability. Expenses increased included marketing ($14,183), office ($9,893), and product development ($12,408). Travel expenses related to sourcing in anticipation of increased volume from more exposure in the public market increased by $9,740. Professional fees increased by $65,846.

Liquidity

Naked is still growing and not self-sustainable from a cash perspective. We are required to fund our operating activities from the generation of financing activities, which include a mix of notes and share issuances.

Cash Flows

	Fiscal Year		Fiscal Year
	Ended		Ended
	January 31,		January 31,
	2012		2011
Cash Flows Used In Operating Activities	$(141,191)		$(202,431)
Cash Flows Used In Investing Activities	$(757)		$(12,614)
Cash Flows Provided By Financing Activities	$194,927		$212,691
Effect of Foreign Exchange on Cash	$(2,623)		$2,356)
Net decrease in Cash During Period	$(50,356)	$	nil

We had cash of $50,356 at January 31, 2012 compared to bank indebtedness of $8,504 at January 31, 2011. The increase in cash was a result of the issuance of shares and notes payable as described below under the heading “Financing Activities”.

We expect that our main source of funding will arise from equity financing and from a debt agreement with an investment group that we expect to close in the second quarter. We will use the funding from the debt agreement to prepare the products required for a purchase order received from a large department store. We do not expect that funds from such purchase order will be forthcoming until 45 days after the shipment of the product, which we do not expect to occur until at least the fourth quarter of 2012

Operating Activities

From January 31, 2011 to January 31, 2012, monthly cash operating activities improved by 49% which led to a material decrease in cash requirements and a strong indicator of improvement. This was largely due to stronger management of inventory and inventory cycles, which improved by $138,965. As the company builds historical information on sales, management has and will be able to improve forecasting inventory requirements for each buying season. In the first quarter of 2013, this trend reversed due to the demands of ramping up to take the company onto a public market and to prepare the company for presentation to major department stores in the United States.

Investing Activities

Investing activities used cash of $757 during the fiscal period ended January 31, 2012, compared to $12,614 for the fiscal period ended January 31, 2011. Naked launched its first website during the fiscal 2011 year, which accounted for the $3,718 and $8,896 in trademark developments.

Financing Activities

The increase in cash was a result of the issuance of shares and notes payable. During the year ended January 31, 2012, we issued 443,331 Class F common shares at CAD$0.30 per share for gross proceeds of $137,569 to various investors and 50,000 Class C common shares at CAD$0.15 per share for gross proceeds of $7,362 pursuant to the exercise of warrants issued during the year ended January 31, 2011. The note payable of $50,000 was owing to Search By Headlines.com Corp. issued in contemplation of the acquisition of our company. During the fiscal year ending January 31, 2012, cash flows provided by financing increased as a result of the issuance of $212,691 worth of a combination of Class B and C common shares.

We had a working capital deficiency of $64,103 at January 31, 2012 compared to working capital of $67,904 at January 31, 2011. The decrease in working capital was a result of lower inventory levels and increased accounts payable.

We expect continued cash deficiencies with the new financial and legal reporting requirements as a result of becoming a public company. We have taken a purchase order from a major department store, which will require material outflows of cash in the second and early third quarters of 2013 with a late third quarter to early fourth quarter delivery timetable. It is management’s opinion that bringing on a new national department store will improve the likelihood of being able to enter into contracts with other department stores upon successful performance. We expect that equal volume to our first department store shipment would put us in a position to achieve positive cash from operating activities should we choose to limit general and administrative expenses.

As part of the cash requirements of delivering our first time order to the national department store, the company will need to raise additional cash through financing activities. We are working to negotiate a debt agreement with an investment group and expect this to close by the end of the second quarter. We expect there to be a conversion component to the debt arrangement with reasonable debt servicing costs.

Cash Flows

	Three Months		Three Months
	Ended		Ended
	April 30, 2012		April 30, 2011
Cash Flows Provided Used In Operating Activities	$(180,139)		$(37,487)
Cash Flows Used In Investing Activities	$(35,027)	$	nil
Cash Flows Provided By Financing Activities	$175,000		$37,487
Effect of Foreign Exchange on Cash	$(1,770)	$	nil)
Net decrease in Cash During Period	$(41,936)	$	nil

Operating Activities

For the three months ended April 30, 2012, our cash provided by operating activities decreased by $180,139, primarily due to increased general and administrative expenditures incurred related to the acquisition agreement and increased investments in product development which created a net loss of $171,874 for the three month period. This was a $135,091 increase over the three months ended April 30, 2011, which was largely due to a $58,000 increase in professional fees related to the acquisition and $38,000 in contractor and design expenses related to redesign of packaging and new marketing materials. Other overall increases to general and administrative expenses were growth related to ramping up the business for activities post-acquisition.

Investing Activities

Investing activities used cash of $35,027 during the three month period ended April 30, 2012, compared to $nil for the three month period ended April 30, 2011. During the period ended April 30, 2012, we launched a new website to promote our brand. We expect the e-commerce section of the site to provide the opportunity for strong sales development throughout the third and fourth quarters. This was a material cash commitment. Cash outflows related to the completion of the website for the period ending April 30, 2011 totaled $35,027.

Financing Activities

Financing activities increased to $175,000 in the three month period ended April 30, 2012 over the same period in 2011 because, prior to the closing of the acquisition agreement, further advances, in the form of loans totaling $175,000, were made to us by Search by Headlines.com Corp. to fund our cash requirements.

As at April 30, 2012, we had not yet achieved profitable operations, had a working capital deficiency, and expect to incur further losses in the development of our business, which casts substantial doubt about our ability to continue as a going concern. To remain a going concern, we will be required to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations as they come due. Management plans to obtain the necessary financing through the issuance of equity or debt to existing shareholders. Should we be unable to obtain this financing, we may need to substantially scale back operations or cease business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Policies

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonably assured, generally when products are shipped to customers. Provisions for estimated returns, discounts and credits are provided for in the same period the related sales are recorded.

Accounts receivables consist of amounts due from customers and are recorded upon the shipment of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. We estimate an allowance for doubtful accounts based on historical losses, existing economic conditions and the financial stability of our customers. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Significant management judgments and estimates must be made in connection with determination of the revenue to be recognized in any accounting period. If we made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items and considers realizability based on our marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost, then an allowance is created to adjust the inventory carrying amount to reflect this.

Intangible Assets

Indefinite-lived, intangible assets, consisting of costs to acquire trademarks with an indefinite life, are recorded at cost, net of impairment charges, if applicable. Indefinite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Included in intangible assets are costs to acquire trademarks. Trademarks have an indefinite life, so no amortization has been taken.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the related carry amounts may not be recoverable. Such a review involves comparing the carrying value of the assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, we would recognize an impairment loss at that date for the amount by which the carrying amount of the asset exceeds its fair value.

Income Taxes

The current income tax represents the amount of income taxes expected to be paid or the benefit expected to be received for the current year taxable income or loss. Deferred income taxes are recognized for the future tax consequences of temporary differences arising between the carrying value of assets and liabilities for financial statement and tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

We recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination on the technical merits of the position. Our policy is to recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. The most significant estimates we made are those relating to uncollectible receivables, inventory valuation and obsolescence, and product returns.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation – Stock Compensation, requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant. We account for the granting of equity based awards to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all equity based awards is expensed over the service provision period with a corresponding increase to common stock. The fair value of equity based awards is estimated using the most recent share offering of the same or similar share classes (approximate market value).

Based on guidance in ASC 505-50, Equity Based Payments to Non-Employees, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award. Compensation costs for stock-based payments with graded vesting are recognized on a straight-line basis. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date are measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

PROPERTIES

We maintain offices, having an area of 1,950 square feet, at #2 – 34346 Manufacturers Way in Abbotsford, British Columbia, which we lease for CAD$15,000 per year. The lease is on a month to month basis. We believe our offices are suitable and adequate to operate our business from at this time as they hold our inventory and provide us with sufficient space to conduct our operations. We fully utilize our current premises.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of July 30, 2012, certain information with respect to the beneficial ownership of our common stock by: (i) any person who we know to be the beneficial owner of more than 5% of our common stock; and (ii) our current directors and executive officers, both individually and as a group. To our knowledge, each person has sole voting and investment power with respect to the shares of common stock they hold, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Joel Primus President, CEO and Director #302-33184 George Ferguson Way Abbotsford, BC V2S 2L5 Canada	Common	4,859,614 (3)	18.0%
Alex McAulay Treasurer, Secretary, CFO and Director 6314 Edson Drive Chilliwack, BC V2R 4C1 Canada	Common	967,288 (4)	3.6%
All officers and directors as a group (2 persons)	Common	5,826,902 (5)	21.6%
James P. Geiskopf 3250 Oakland Hills Court Fairfield, California 94534 U.S.A.	Common	2,286,000	8.4%

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based on 27,000,000 shares of our common stock issued and outstanding as of July 30, 2012.

(3)	Excludes 300,000 options to acquire shares of our common stock at a price of $0.25 per share, which are not exercisable within 60 days of this report.

(4)	Excludes 700,000 options to acquire shares of our common stock at a price of $0.25 per share, which are not exercisable within 60 days of this report.

(5)	Excludes an aggregate of 1,000,000 options to acquire shares of our common stock at a price of $0.25 per share, which are not exercisable within 60 days of this report.

Changes in Control

As a result of the closing of the acquisition agreement with Naked, we experienced a change of control, as our existing director resigned, new directors who were nominees of Naked were appointed to our board and former shareholders of Naked were issued shares that constituted 50% of our issued and outstanding shares. We know of no other arrangements the operation of which may, at a subsequent date, result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our company. We have no other significant employees. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Joel Primus	President, CEO and Director	26	July 30, 2012
Alex McAulay	Treasurer, Secretary, CFO and Director	28	July 30, 2012

Business Experience

Joel Primus

Joel Primus is the president, CEO and a director of the company and was previously the president, CEO, founder and a director of Naked. While only 26, Mr. Primus preceded his business activities with a successful athletic career. During his amateur running career, Mr. Primus was selected for three national teams and represented Canada at the World Youth Championships. Mr. Primus was also an Athlete Liaison to Canadian Sport Centre Pacific in addition to sitting in on the board with Volunteer Abbotsford. He was awarded a full scholarship to High Point University in North Carolina where he made the Dean’s list and won the student athlete award. When an unfortunate accident ended Mr. Primus’ running career, international travel in Central and South America inspired Mr. Primus to form the Project World Citizen Society, a non-profit society that aims to assist communities in the developing world that are struggling with social injustices. The organization currently works out of Ghana and Mr. Primus sits as the Co-Chair on its board of directors. His travels in South America also inspired Mr. Primus to found Naked. During the start-up phase for Naked, which started in September 2008, Mr. Primus worked as an advertising consultant for the Black Press Group Ltd. (the Abbotsford News), a Canadian privately owned publisher of newspapers, from November 2009 to April 2010. From April 2010 to June 2010, Mr. Primus was employed at Altitude Search Marketing where he handled business development. From September 2008 to October 2009, Mr. Primus operated the Sapera magazine. In promotion of Naked, Mr. Primus has appeared on CBC’s Dragons Den three times in addition to Entertainment Tonight Canada, E Talk Daily Canada, Urban Rush, Shaw’s The Express and The Fanny Kiefer Show.

Alex McAulay, C.A.

Alex McAulay has served as an officer of Naked since 2010. Prior to this, Mr. McAulay worked at MNP LLP, a chartered accountancy firm, for approximately four years, two of which were summer internships (2006 and 2007). He worked at MNP LLP as an articled student prior to receiving his designation as a Chartered Accountant. Mr. McAulay became a registered Chartered Accountant with the British Columbia Institute of Chartered Accountants in 2011. He received his Bachelors of Business Administration from the University of the Fraser Valley in 2008. At MNP LLP, Mr. McAulay practiced in a wide variety of areas including advisory, tax, and assurance work.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was an executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

During our fiscal year ended July 31, 2011, we received advances totalling $17,926 (2010: $29,155) from Jason Hanson, a former director of our company, which amount was unsecured, non-interest bearing and repayable on demand. The largest aggregate amount outstanding during this period was $47,081. As of the date hereof, all advances have been repaid.

During Naked’s fiscal year ended January 31, 2012, Naked (the private company) granted our president and CEO, Joel Primus, 1,641,620 Series E common shares as part of an incentive-based compensation package. Consequently, $165,754 for this award was included in compensation expense in Naked’s financial statements for the year ended January 31, 2012 that are included in this current report on Form 8-K.

During Naked’s fiscal year ended January 31, 2012, Naked (the private company) granted Alex McAulay, our CFO, Secretary and Treasurer, 517,064 Series E common shares as part of the aforementioned package. As a result, $52,208 for this award was included in compensation expense in Naked’s financial statements for the year ended January 31, 2012.

During Naked’s fiscal year ended January 31, 2012, as partial compensation for serving as a director of Naked, Bennett Coles was issued 10,000 shares of Naked (the private company), which were valued at $1,054. Mr. Coles ceased to be a director of Naked upon completion of the merger described in this current report.

At January 31, 2012, Naked had the following balances outstanding with respect to advances from shareholders in the aggregate amount of $62,610 (2011: $61,925):

(a)	$11,741 (2011: $10,299) to Joel Primus for an advance bearing interest at 19.5% per annum, payable on demand and repaid as of the date hereof ($nil repaid in interest and $4,611 repaid in principal);

(b)

$20,286 (2011: $nil) to Corey Primus, Joel Primus’ father, for an advance bearing interest at 3.5% per annum, payable on demand and repaid as of the date hereof ($784 repaid in interest and $20,000 repaid in principal);

(c)	$nil (2011: $10,061) to Adam Dahl for an advance bearing interest at 6.74% per annum, payable on demand;

(d)	$3,714 (2011: $nil) to Keith Kosick for a non-interest bearing advance ($nil repaid in interest and $3,714 repaid in principal);

(e)	$6,881 (2011: $1,313) to Alex McAulay for a non-interest bearing advance ($nil repaid in interest and $6,881 repaid in principal);

(f)

$10,405 (2011: $10,028) to Ann and Dan McAulay, Alex McAulay’s parents, for an advance bearing interest at 4.0% per annum, payable on demand and repaid as of the date hereof ($691 repaid in interest and $10,000 repaid in principal);

(g)	$8,589 (2011: $19,891) to Joel Primus for a non-interest bearing advance ($nil repaid in interest and $8,589 repaid in principal);

(h)	$994 (2011: $998) to Joel Primus for a non-interest bearing advance that is payable upon the company holding greater than $348,180 in cash or cash equivalents; and

(i)	$nil (2011: $9,335) to Travis McLaren for a non-interest bearing advance that is payable upon the company holding greater than $348,180 in cash or cash equivalents.

The above amounts were the largest aggregate amounts of principal outstanding during the period and as of the date hereof, all amounts have been repaid.

In connection with the closing of the acquisition of Naked, our company entered into pooling agreements with Joel Primus, our president and CEO, Corey Primus, Mr. Primus’ father, Jeff, Adams, Mr. Primus’ stepfather, O’Neil Primus, Mr. Primus’ brother, Alex McAulay, our CFO, Secretary and Treasurer, Anne and Dan McAulay, Mr. McAulay’s parents, and certain other shareholders of Naked. See description of “Pooling Agreement” above for more details.

After the year ended January 31, 2012, Joel Primus, our Chief Executive Officer, advanced a further $3,949 to our company.

Other than described above, there were no transactions with related person after the end of Naked’s fiscal year and none are currently proposed.

There were no other transactions with related parties in which the registrant was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

Family Relationships

There are no family relationships among our directors or officers.

Director Independence

The company is a relatively new company with small enterprise revenues and systems. As such, in order to remain entrepreneurial in nature, both Joel Primus and Alex McAulay are part of key management and are also directors of the company. As such, we have determined that we currently have no independent directors.

Committees of the Board

We do not currently have any committees of the board.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee, and none of our executive officers has served as a director or member of the compensation committee of any other entity whose executive officers served on our board of directors or compensation committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our executive officers during the two years ended January 31, 2012 and 2011, shown in US dollars. No other officers or directors received annual compensation in excess of $100,000 during the last two fiscal years:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joel Primus President, CEO and Director	2012	30,000	Nil	165,754	Nil	Nil	Nil	Nil	195,574
	2011	18,750	Nil	Nil	Nil	Nil	Nil	Nil	18,750
Alex McAulay Treasurer, CFO, Secretary and Director	2012	26,000	Nil	52,208	Nil	Nil	Nil	Nil	78,208
	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Narrative Disclosure

Prior to the closing of the acquisition agreement, the compensation agreements between Naked and Messrs. Primus and McAulay were unwritten. From incorporation until the execution of the employment agreement described below, Mr. Primus received a salary of $30,000 per year. Mr. McAulay received a salary of $24,000 per year from March 1, 2011 to September 1, 2011, $30,000 per year from September 1, 2011 to June 1, 2012 and $65,000 from June 1, 2012 until the execution of the employment agreement described below. In connection with the closing of the acquisition agreement, we entered into employment agreements with each of Joel Primus and Alex McAulay.

In 2010, Mr. Primus was granted stock in an amount expected to be equal to 50% of the outstanding shares of the company at the time of a future acquisition. These shares were originally to be escrowed and released over time based on criteria to be determined, however it was subsequently determined that such shares should be released in their entirety to Mr. Primus at such time and treated as a bonus to reflect Mr. Primus’ contributions to the company. Mr. Primus was authorized to transfer any portion of such shares in his discretion, and subsequently determined to transfer a portion of such shares to Mr. McAulay. In August 2011, Mr. McAulay was granted additional shares as partial compensation for his services as a director.

Pursuant to the employment agreement with Mr. Primus, we have agreed to employ Mr. Primus as president and chief executive officer of the company in consideration for compensation of CDN$65,000 per year, to be reviewed annually or upon completion of a subsequent financing by our company. We will reimburse Mr. Primus for expenses he incurs in connection with his employment with our company, including for fashion industry related expenses. Mr. Primus may be remunerated by equity awards, including stock option grants and will be eligible for a bonus annually based on criteria set out in the employment agreement. Mr. Primus will be entitled to participate in any benefit plans we may adopt, including those that provide medical and dental benefits, disability benefits and life insurance benefits, which benefits will terminate on the date Mr. Primus’ employment with our company ceases for any reason. As of the date of this current report on Form 8-K, we do not have any such benefit plans in place, however we have agreed to compensate Mr. Primus for the reasonable cost of any such plans he may obtain privately.

In the event of his death or disability, Mr. Primus or his estate, as applicable, will be entitled to payment of any unpaid salary, reimbursement of any unreimbursed expenses and proceeds from any insurance policies we may provide to Mr. Primus. If within 120 days of the occurrence of a change of control of our company, Mr. Primus resigns or we terminate Mr. Primus for any reason other than just cause, Mr. Primus will be entitled to receive severance in an amount equal to twelve months’ salary, and any stock options granted to Mr. Primus that have not vested will vest immediately and be immediately exercisable. If at any time we terminate Mr. Primus for any reason other than just cause, Mr. Primus will be entitled to receive the same severance he would be entitled to in connection with a change of control, as described above. Mr. Primus will not be entitled to receive any severance in the event he is terminated for just cause. Mr. Primus’ employment agreement shall continue indefinitely, subject to the termination provisions set out in the agreement.

Pursuant to the employment agreement with Mr. McAulay, we have agreed to employ Mr. McAulay as chief financial officer of the company in consideration for compensation of CDN$65,000 per year, to be reviewed annually. We will reimburse Mr. McAulay for expenses he incurs in connection with his employment with our company, including for fashion industry related expenses and payment of annual fees necessary to maintain his Chartered Accountant designation. Mr. McAulay may be remunerated by equity awards, including stock option grants and will be eligible for a bonus annually based on criteria set out in the employment agreement. Mr. McAulay will be entitled to participate in any benefit plans we may adopt, including those that provide medical and dental benefits, disability benefits and life insurance benefits, which benefits will terminate on the date Mr. McAulay’s employment with our company ceases for any reason. As of the date of this current report on Form 8-K, we do not have any such benefit plans in place, however we have agreed to compensate Mr. McAulay for the reasonable cost of any such plans he may obtain privately.

In the event of his death or disability, Mr. McAulay or his estate, as applicable, will be entitled to payment of any unpaid salary, reimbursement of any unreimbursed expenses and proceeds from any insurance policies we may provide to Mr. McAulay. If within 120 days of the occurrence of a change of control of our company, Mr. McAulay resigns or we terminate Mr. McAulay for any reason other than just cause, Mr. McAulay will be entitled to receive severance in an amount equal to twelve months’ salary, and any stock options granted to Mr. McAulay that have not vested will vest immediately and be immediately exercisable. If at any time we terminate Mr. McAulay for any reason other than just cause, Mr. McAulay will be entitled to receive the same severance he would be entitled to in connection with a change of control, as described above. Mr. McAulay will not be entitled to receive any severance in the event he is terminated for just cause. Mr. McAulay’s employment agreement shall continue indefinitely, subject to the termination provisions set out in the agreement.

Outstanding Equity Awards at Fiscal Year-End

We had no unexercised options, stock that had not vested or equity incentive plan awards outstanding as of the end of our last completed fiscal year:

We do not currently have any plans in place that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans. For a description of the material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer's responsibilities following a change in control, see above under the heading “Summary Compensation Table – Narrative Disclosure”.

Compensation of Directors

The following table provides information concerning the compensation of directors of our company for our last completed fiscal year, for whom information has not been disclosed above under the heading “Summary Compensation Table”:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bennett Coles (1)	800 (2)	1,054 (3)	Nil	Nil	Nil	Nil	1,854
Jimmy Geiskopf(4)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Mr. Coles was formerly a director of Naked but ceased to be a director of Naked upon completion of the merger described in this current report.
(2)	Mr. Coles was paid $100 for each board meeting he attended, for a total of $800.
(3)	In August 2011, Mr. Coles was granted 10,000 bonus shares as partial compensation for his services as a director.
(4)	Mr. Geiskopf resigned as a director and from all officer positions with our company in connection with the closing of the acquisition agreement.

Narrative Disclosure

Each of our current directors is also a named executive officer. We do not intend to pay them any additional compensation for serving as directors.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between our company and any officer or director concerning any type of compensation, whether present, deferred or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale or other type of disposition of all or substantially all assets of our company, see above under the heading “Summary Compensation Table – Narrative Description”.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or of which any of our property is the subject. There are no legal proceedings to which any director, officer or affiliate of our company, or any associate of any such director, officer or affiliate of our company, is a party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTCQB under the trading symbol “SBHL”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. There have been no trades of our common stock since December 16, 2009, which occurred at a price of $0.055 per share. We cannot assure you that there will be a market for our common stock in the future.

OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders

As of July 30, 2012, there were 82 holders of record of our common stock.

Dividends

We have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock for the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the board.

Securities Authorized for Issuance under Equity Compensation Plans

As of the end of our most recently completed financial year, we had not adopted any equity compensation plans. In connection with the closing of the acquisition agreement with Naked, we adopted the 2012 Stock Option Plan (the “Plan”), pursuant to which up to 5,400,000 shares of our common stock are reserved for issuance.

The Plan provides for the grant of incentive stock options to purchase shares of our common stock to our directors, officers, employees and consultants. The Plan is administered by our board of directors, except that it may, in its discretion, delegate such responsibility to a committee comprised of at least two directors. A maximum of 5,400,000 shares are reserved and set aside for issuance under the Plan. Each option, upon its exercise, entitles the optionee to acquire one share of our common stock, upon payment of the applicable exercise price. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the Plan.

RECENT SALES OF UNREGISTERED SECURITIES

Prior to transactions undertaken in connection with the acquisition agreement, we had not sold any securities within the last three fiscal years.

Effective July 30, 2012, we issued an aggregate of 13,500,000 shares of our common stock to the former shareholders of Naked and an aggregate of 214,506 warrants to acquire shares of our common stock to former warrantholders of Naked in connection with the closing of the acquisition agreement. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective June 29, 2012, we issued 1,610,000 shares of our common stock at a price of $0.05 per share for gross proceeds of $80,500. See “Item 2.01 – Completion of Acquisition of Assets”.

Effective July 30, 2012, we issued 2,880,000 shares of our common stock at a price of $0.25 per share for gross proceeds of $720,000. See “Item 2.01 – Completion of Acquisition of Assets”.

On July 30, 2012, we issued an aggregate of 1,285,000 stock options under our newly adopted stock option plan to four persons, two of whom were officers and directors of our company and two of whom are consultants, and all of whom are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

The following description of our capital stock and certain provisions of our articles of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws.

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001.

Non-Cumulative Voting

The holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the our directors.

Common Stock

The holders of shares of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors and are entitled to share ratably in all of the assets of our company available for distribution to the holders of shares of common stock upon the liquidation, dissolution or winding up of our affairs. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

Warrants

As of July 31, 2012, we have 214,506 warrants outstanding. Each warrant entitles the holder thereof to purchase one additional share at a price of $0.75 per share until July 30, 2014. The warrants are non-transferable. The exercise price will be adjusted accordingly for any reverse or forced split or any reorganization, merger or amalgamation of the Company.

Options

As of July 31, 2012, we have 1,285,000 options outstanding. The 285,000 options issued to Consultants entitled the holder to purchase an additional share at an exercise price of $0.25 per share, until July 30, 2014. The options vest as to 12% per quarter with the balance vesting in the last quarter. The options are non-transferable. The exercise price will be adjusted accordingly for any reverse or forced split or any reorganization, merger or amalgamation of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporate law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our shareholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of our company or who is or was serving at the request of our company as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a Covered Person shall be indemnified and held harmless by our company to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a Covered Person and shall inure to the benefit of his or her heirs, executors and administrators.

Our bylaws further provide that no indemnification shall be provided hereunder to any Covered Person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any Covered Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors nor shall we indemnify any Covered Person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with BDO USA, LLP, our independent registered public accounting firm, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our most recently completed fiscal year. Please refer to Item 4.01 below for a discussion of the change in our independent registered public accounting firm.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 Financial Statements and Exhibits.

Item 3.02       Unregistered Sales of Equity Securities

The information contained in Item 2.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Our subsidiary, Naked Boxer Brief Clothing Inc., issued the following securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which Naked relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Date Sold	Type	Amount	Price	Number of Purchasers
June 22, 2010	Class B Common Shares	365,000	$0.10	12
August 27, 2010	Class B Common Shares	490,000	$0.10	8
October 5, 2010	Class B Common Shares	150,000	$0.10	1
June 22, 2010	Class C Common Shares	1,000,000	$0.10	5
June 22, 2010	Warrants to Purchase Class C Common Shares	350,000	Exercise price of $0.25	3
August 27, 2010	Class C Common Shares	250,000	$0.10	2
September 23, 2011	Class C Common Shares	50,000	$0.10	1
September 23, 2011	Warrants to Purchase Class C Common Shares	350,000	Exercise price of $0.15	3
May 21, 2010	Class D Common Shares	200	$0.01	2
June 22, 2010	Class D Common Shares	695,000	$0.001	4
June 22, 2010	Class E Common Shares	50,000	$0.001	1
July 29, 2010	Class E Common Shares	2,560,820	$0.01	8
August 4, 2010	Class E Common Shares	20,000	$0.01	2
May 23, 2012	Class E Common Shares	14,006	$0.01	1
July 16, 2012	Class E Common Shares	63,321	$0.25	5
July 25, 2012	Class E Common Shares	147,062	$0.25	2
July 26, 2011	Class F Common Shares	143,332	$0.30	6

Date Sold	Type	Amount	Price	Number of Purchasers
July 28, 2011	Class F Common Shares	100,000	$0.30	1
August 16, 2011	Class F Common Shares	66,666	$0.30	2
August 24, 2011	Class F Common Shares	100,000	$0.30	2
January 4, 2012	Class F Common Shares	33,333	$0.30	1
August 24, 2011	Warrants to Purchase Class G Common Shares	100,000	$0.75	3

Item 4.01       Change in Accountants

In connection with the closing of the acquisition agreement with Naked on July 30, 2012, we changed our independent registered public accounting firm from Madsen & Associates, CPA’s Inc. (“Madsen”) to BDO USA, LLP (“BDO”). The appointment of BDO was approved by our board of directors.

The report of Madsen on our financial statements dated September 22, 2011 for the two most recent fiscal years ended July 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that Madsen’s report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

In connection with the audit of our financial statements for the two most recent fiscal years ended July 31, 2011 and 2010 and in the subsequent interim period through the date of the change of accountants on July 30, 2012, there were no disagreements, resolved or not, with Madsen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Madsen would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the two most recent fiscal years ended July 31, 2011 and 2010, and in the subsequent interim period through the date of the change of accountants on July 30, 2012, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Madsen with a copy of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this current report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Madsen dated July 30, 2012 is filed as Exhibit 16.1 to this current report on Form 8-K.

During the two most recent fiscal years ended July 31, 2011 and 2010, and the subsequent interim period through the date of appointment of BDO on July 30, 2012, we have not, nor has any person on our behalf, consulted with BDO regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has BDO provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm.

Item 5.01       Changes in Control of Registrant

The information contained in Item 2.01 above related to the change in control of the registrant is responsive to this Item 5.01 and is incorporated herein by reference.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers

The information contained in Item 2.01 above related to resignations and appointments of the registrant’s officers and directors is responsive to this Item 5.02 and is incorporated herein by reference.

Item 5.03       Change in Fiscal Year

As we have determined to treat the acquisition of Naked as a reverse recapitalization, with Naked as the accounting acquirer, the transaction has resulted in a change of our year end. Effective as of the closing of the acquisition, we changed our fiscal year end from July 31 to January 31, being Naked’s fiscal year end.

Item 5.06       Change in Shell Company Status

As a result of the closing of the acquisition agreement with Naked, the Company has ceased to be a shell company as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. The information contained in Item 2.01 above related to the material terms of the acquisition agreement is responsive to this Item 5.06 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

Financial Statements Filed as Part of this Report:

1.	Audited Annual Financial Statements as at and for the years ended January 31, 2012 and 2011:

	(a)	Report of Independent Registered Public Accounting Firm, BDO USA, LLP, dated July 18, 2012;

	(b)	Balance Sheets as at January 31, 2012 and 2011;

	(c)	Statements of Operations for the years ended January 31, 2012 and 2011;

	(d)	Statements of Stockholders’ Equity (Deficiency) for the years ended January 31, 2012 and 2011;

	(e)	Statements of Cash Flows for the years ended January 31, 2012 and 2011; and

	(f)	Notes to Financial Statements.

2.	Unaudited Interim Financial Statements as at and for the three month periods ended April 30, 2012 and 2011:

	(a)	Balance Sheets as at April 30, 2012 and January 31, 2012;

	(b)	Statements of Operations for the three month periods ended April 30, 2012 and 2011;

	(c)	Statements of Cash Flows for the three month periods ended April 30, 2012 and 2011; and

	(d)	Notes to Unaudited Interim Financial Statements.

3.	Unaudited Pro Forma Financial Statements as at and for the three months ended April 30, 2012;

	(a)	Pro Forma Consolidated Balance Sheet as at April 30, 2012;

	(b)	Pro Forma Consolidated Statement of Operations for the year ended January 31, 2012;

	(c)	Pro Forma Consolidated Statement of Operations for the three months ended April 30, 2012; and

	(d)	Notes to Unaudited Pro Forma Financial Statements.

Exhibits

Exhibit Number	Description of Exhibit
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2, as filed with the Commission on December 8, 2006)
3.2	Bylaws (incorporated by reference from our registration statement on Form SB-2, as filed with the Commission on December 8, 2006)
(10)	Material Contracts
10.1

Acquisition Agreement dated February 28, 2012 among our company, Naked Boxer Brief Clothing Inc. and SBH Acquisition Corp. (incorporated by reference from Exhibit 10.1 of our current report on Form 8-K, as filed with the Commission on March 1, 2012)

10.2

Loan Agreement dated January 16, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on January 17, 2012)

10.3

General Security Agreement dated January 16, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on January 17, 2012)

10.4

Addendum to Loan Agreement dated April 4, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on April 12, 2012)

10.5

Second Addendum to Loan Agreement dated April 11, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on April 12, 2012)

10.6

Third Addendum to Loan Agreement dated May 7, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on May 8, 2012)

10.7

Fourth Addendum to Loan Agreement dated June 13, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on June 14, 2012)

10.8

Fifth Addendum to Loan Agreement dated July 6, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on July 11, 2012)

10.9	Form of $0.05 Subscription Agreement (incorporated by reference from our current report on Form 8-K as filed with the Commission on August 1, 2012)
10.10	Form of $0.25 Subscription Agreement (incorporated by reference from our current report on Form 8-K as filed with the Commission on August 1, 2012)

Exhibit Number	Description of Exhibit
10.11	Form of Pooling Agreement among our company and certain former shareholders of Naked Boxer Brief Clothing Inc., dated June 27, 2012 (incorporated by reference from our current report on Form 8-K as filed with the Commission on August 1, 2012)
10.12	Employment Agreement with Joel Primus dated July 30, 2012 (incorporated by reference from our current report on Form 8-K as filed with the Commission on August 1, 2012)
10.13	Employment Agreement with Alex McAulay dated July 30, 2012 (incorporated by reference from our current report on Form 8-K as filed with the Commission on August 1, 2012)
10.14	2012 Stock Option Plan (incorporated by reference from our current report on Form 8-K as filed with the Commission on August 1, 2012)
10.15	Form of Stock Option Agreement (incorporated by reference from our current report on Form 8-K as filed with the Commission on August 1, 2012)
10.16*	Consulting Agreement with George Creative Consultants Inc. dated February 1, 2012
10.17	Consulting Agreement with Kosick Communications Ltd. dated February 1, 2012 (incorporated by reference from our current report on Form 8-K/A as filed with the Commission on November 5, 2012)
10.18*	Form of Warrant Agreement
(16)	Letter re Change in Certifying Accountant
16.1	Letter from Madsen & Associates, CPA’s Inc. dated July 30, 2012 (incorporated by reference from our current report on Form 8-K as filed with the Commission on August 1, 2012)
(99)	Additional Exhibits
99.1

Audited Annual Financial Statements of Naked Boxer Brief Clothing Inc. as at and for the years ended January 31, 2012 and 2011 (included in Item 9.01 of this current report) (incorporated by reference from our current report on Form 8-K/A as filed with the Commission on November 5, 2012)

99.2

Unaudited Interim Financial Statements of Naked Boxer Brief Clothing Inc. as at and for the three month periods ended April 30, 2012 and 2011 (included in Item 9.01 of this current report) (incorporated by reference from our current report on Form 8-K/A as filed with the Commission on November 5, 2012)

99.3

Unaudited Pro Forma Financial Statements as at and for the three months ended April 30, 2012 with respect to our acquisition of Naked Boxer Brief Clothing Inc. (included in Item 9.01 of this current report) (incorporated by reference from our current report on Form 8-K/A as filed with the Commission on November 5, 2012)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAKED BRAND GROUP INC.

“Joel Primus”
Joel Primus
President, CEO and Director

Date: November 30, 2012